        As filed with the Securities and Exchange Commission on February 16,
        1999
                                                Registration No. 333-
  ===========================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 _____________________
                                       FORM S-8
                                Registration Statement
                                         under
                              The Securities Act of 1933
                                 _____________________

                                NIPSCO INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

                     INDIANA                             35-1719974
         (State or other jurisdiction of              (I.R.S. employer
         incorporation or organization)              identification no.)

                                  801 E. 86th Avenue
                              Merrillville, Indiana 46410
                                    (219) 853-5200
             (Address of principal executive offices, including zip code)

                                 BAY STATE GAS COMPANY
                                   SAVINGS PLAN FOR
                                  OPERATING EMPLOYEES
                               (Full title of the plan)

                                    Stephen P. Adik
                                NIPSCO Industries, Inc.
                                  801 E. 86th Avenue
                              Merrillville, Indiana 46410
                        (Name and address of agent for service)
                                    (219) 647-6012
             (Telephone number, including area code, of agent for service)

                                    WITH A COPY TO:

                                 Patricia Dondanville
                                 Schiff Hardin & Waite
                                   6600 Sears Tower
                                Chicago, Illinois 60606
                                    (312) 258-5709
                                 _____________________

                            CALCULATION OF REGISTRATION FEE

                                                                        Proposed           Proposed
                                                                         maximum           maximum
                                                       Amount        offering price       aggregate            Amount of
                                                       to be           per share       offering price      registration fee
            Title of Securities to be Registered    registered            (1)                (1)                  (1)


            Common Shares, without par value          200,000            $26.41              $5,282,000          $1,559
            (including associated preferred
            share purchase rights)

            Interests in the Plan                       (2)               (2)                (2)                  (2)



          (1) Estimated on the basis of $26.41 per share, the average of the high and low prices of the Common Shares on February 10, 1999, as reported in the consolidated reporting system pursuant to Rule 457(h).

        (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Bay State Gas Company Savings Plan for Operating Employees for which no separate fee is required.

                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents are incorporated herein by reference:

             (a) The Annual Report on Form 10-K of NIPSCO Industries, Inc. (the "Registrant") for the fiscal year ended December 31, 1997;

             (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

             (c) The Current Report on Form 8-K of the Registrant dated December 31, 1997 and filed February 13, 1998;

             (d) The Current Report on Form 8-K of the Registrant dated February 8, 1999 and filed February 9, 1999; and

             (e) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on November 25, 1987.

             All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

        ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

        ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers to the fullest extent permitted by law for liability of such director of officer arising by reason of his or her status as a director or officer of the Registrant or its subsidiaries. Under the Registrant's By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), the Registrant is required to indemnify its directors and officers against expenses, judgments, decrees, fines, penalties and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investiga-tive, to which such person is a party by reason of his or her connection with the Registrant, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant, or, with respect to a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

             The By-Laws of the Registrant provide that, except where a director or officer is substantially and finally successful on the merits, the Registrant may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. The Registrant also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides the Registrant with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct, and (b) a determination has been made, that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of disinterested directors, a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors (only if a quorum of the board cannot be obtained), special legal counsel or a majority vote of disinterested shareholders.

             As authorized under the Registrant's By-Laws and the Indiana BCL, the Registrant and its subsidiaries have insurance which insures directors and officers for acts committed as such directors or officers which are determined not to be indemnifiable under the Registrant's indemnity provisions.

        ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

        ITEM 8.   EXHIBITS.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof. The Plan has been submitted in a timely manner to the Internal Revenue Service and has received a favorable determination that the Plan continues to be qualified under Section 401 of the Internal Revenue Code. All changes currently required by the Internal Revenue Service in order to continue to so qualify the Plan have been made.

        ITEM 9.   UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
                                      -----------

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on December 1, 1998.

                                           NIPSCO INDUSTRIES, INC.
                                                (Registrant)

                                           By:/s/    Gary L. Neale
                                              --------------------------------
                                                Gary L. Neale
                                                Chairman and President


                                   POWER OF ATTORNEY
                                   -----------------

             Each person whose signature appears below hereby constitutes and appoints Stephen P. Adik the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                  Title                 Date
                 ----------                 -----                 ----

         /s/   Gary L. Neale              Chairman, President and      December 1, 1998
          -----------------------------    Director (Principal
                Gary L. Neale              Executive Officer)

                                                - 6 -


          /s/   Stephen P. Adik            Executive Vice President     December 1, 1998
          -----------------------------    (Principal Financial
                Stephen P. Adik            Officer and Principal
                                           Accounting Officer)


          /s/   Steven C. Beering                  Director             December 1, 1998
          ----------------------------
                Steven C. Beering


          /s/   Arthur J. Decio                    Director             December 1, 1998
          ----------------------------
                Arthur J. Decio

          /s/   James T. Morris                    Director             December 1, 1998
          ----------------------------
                James T. Morris


          /s/   Denis E. Ribordy                   Director             December 1, 1998
          ----------------------------
                Denis E. Ribordy


          /s/   Ian M. Rolland                     Director             December 1, 1998
          ----------------------------
                Ian M. Rolland

          /s/   Edmund A. Schroer                  Director             December 1, 1998
          ----------------------------
                Edmund A. Schroer


          /s/   John W. Thompson                   Director             December 1, 1998
          ----------------------------
                John W. Thompson


          /s/   Robert J. Welsh                    Director             December 1, 1998
          ----------------------------
                Robert J. Welsh


          /s/   Carolyn Y. Woo                     Director             December 1, 1998
          ----------------------------
                Carolyn Y. Woo


      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough,State of Massachusetts, on January 5, 1999.


                                             BAY STATE GAS COMPANY
                                             SAVINGS PLAN FOR
                                             OPERATING EMPLOYEES

                                         By:  /s/ Charles H. Tenney, III
                                             ___________________________________
                                             Charles H. Tenney, III
                                             Chairman of Benefits Committee

                                              /s/ William D. MacGillivray
                                             ___________________________________
                                             William D. MacGillivray
                                             Assistant Clerk of Benefits
                                             Committee

                                              /s/ Elizabeth A. Foley
                                             ___________________________________
                                             Elizabeth A. Foley
                                             Member of Benefits Committee

                                              /s/ Thomas W. Sherman
                                              __________________________________
                                                 Thomas W. Sherman
                                                 Member of Benefits Committee

                                            EXHIBIT INDEX
                                            -------------

         EXHIBIT
         NUMBER                        DESCRIPTION
         -------                       -----------

         23                      Consent of Arthur Andersen LLP.

         24                      Powers of Attorney (contained on the
                                 signature pages hereto).